Exhibit 1.3
AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT
December 23, 2025
[●]

Ladies and Gentlemen:
Ellington Financial Inc., a Delaware corporation (the “Company”), Ellington Financial Management LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), and [●] (the “Placement Agent”) are parties to that certain Equity Distribution Agreement dated as of September 30, 2024 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Original Agreement. The Original Agreement is amended as follows:
A. The first paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $800,000,000 (the “Securities”), which includes, for the avoidance of doubt, the shares of Common Stock having an aggregate gross sales price of $300,000,000 sold by the Company prior to 4:00 p.m. (eastern time) on December 23, 2025 pursuant to the prospectus supplement filed by the Company with the Commission (as defined below) on September 30, 2024. The maximum amount of Securities that the Placement Agent may sell pursuant to this Agreement as set forth in the immediately preceding sentence is also referred to herein as the “Maximum Amount”. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.”.
B. The first sentence of the second paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3ASR (File No. 333-292424), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”.
C. The last sentence of the third paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3ASR (File No. 333-292424), including a base prospectus, relating to certain securities, including the Securities, including all documents incorporated by reference therein.”.
D. The fourth paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), (i) dated as of September 30, 2024, as amended on December 23, 2025, with the parties listed in subsection (a) of Appendix A attached hereto and (ii) dated as of December 23, 2025 with the parties listed in subsection (b) of Appendix A attached hereto (such parties collectively, the “Alternative Placement Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Placement Agents. The aggregate amount of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”.
E. The second sentence of Section 3 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Placement Agent will provide written confirmation to the Company promptly following the close of trading on the New York Stock Exchange (“NYSE”) on the Trading Day (as defined below) on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.”.
F. The representation in Section 5(a)(12) of the Original Agreement is hereby amended to replace “Seventh Amended and Restated Management Agreement, effective as of March 13, 2018” with “Ninth Amended and Restated Management Agreement, effective as of August 11, 2025”.
G. The representation in Section 5(a)(22) of the Original Agreement is hereby amended to replace “2023” with “2024”.
H. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement, as amended by this Amendment No. 1 to the Original Agreement; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) of the Original Agreement shall continue to refer to the time of execution of the Original Agreement.
I. Appendix A to the Original Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto.
J. The first sentence of the Form of Placement Notice attached as Exhibit A to the Original Agreement is hereby deleted and replaced in its entirety with the following:
“Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Ellington Financial Inc. (the “Company”), Ellington Financial Management LLC and [●] (the “Placement Agent”) dated September 30, 2024, as amended on December 23, 2025, I hereby request on behalf of the Company that the Placement Agent sell up to [ ] shares of common stock of the Company, $0.001 par value per share, at a minimum market price of $[ ] per share.”
K. The first paragraph of the Form of Officers’ Certificate (Company) attached as Exhibit E to the Original Agreement is hereby deleted and replaced with the following:
“The undersigned JR Herlihy and Laurence Penn are the Chief Financial Officer and Chief Executive Officer, respectively, of Ellington Financial Inc., a Delaware corporation (the “Company”). The undersigned hereby execute this Certificate as of the date hereof pursuant to the terms of those certain Equity Distribution Agreements, dated September 30, 2024, as amended on December 23, 2025, among the Company, Ellington Financial Management LLC, a Delaware limited liability company (the “Manager”), and each of Citizens JMP Securities, LLC, Armstrong Securities LLC, B. Riley Securities, Inc. and BTIG, LLC and those certain Equity Distribution Agreements, dated December 23, 2025, among the Company, the Manager and each of Citadel Securities Institutional LLC and Moelis & Company LLC (collectively, the “Equity Distribution Agreements”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreements.”
L. The first paragraph of the Form of Officers’ Certificate (Manager) attached as Exhibit F to the Original Agreement is hereby deleted and replaced with the following:
“The undersigned JR Herlihy and Laurence Penn are the Chief Financial Officer and Executive Vice President, respectively, of Ellington Financial Management LLC, a Delaware limited liability company (the “Manager”). The undersigned hereby execute this Certificate as of the date hereof pursuant to the terms of those certain Equity Distribution Agreements, dated September 30, 2024, as amended on December 23, 2025, among the Manager, Ellington Financial Inc., a Delaware corporation (the “Company”), and each of Citizens JMP Securities, LLC, Armstrong Securities LLC, B. Riley Securities, Inc. and BTIG, LLC and those certain Equity Distribution Agreements, dated December 23, 2025, among the Company, the Manager and each of

Citadel Securities Institutional LLC and Moelis & Company LLC (collectively, the “Equity Distribution Agreements”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreements.”
2. Notwithstanding Section 7(o) of the Original Agreement, the date that this Amendment No. 1 to the Original Agreement is executed shall not be a Representation Date.
3. No Other Amendments. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.
4. Entire Agreement; Amendment; Severability. The Original Agreement, as amended by this Amendment No. 1 to the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
5. Prospectus Supplement. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus Supplement reflecting this Amendment No. 1 to the Original Agreement within two Business Days of the date hereof.
6. Counterparts. This Amendment No. 1 to the Original Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile or email transmission.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

ELLINGTON FINANCIAL INC.

By:
Name
Title

ELLINGTON FINANCIAL MANAGEMENT LLC

By:
Name
Title

CONFIRMED AND ACCEPTED, as of the date first above written:

[●]

By:
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Appendix A
Alternative Placement Agents
(a)
[●]

(b)
[●]
A-1